UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

CATHAY MERCHANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

0-9922

(Commission File Number)

04-2608713

(I.R.S. Employer Identification Number)

Unit 803, Dina House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China

(Address of principal executive offices, including zip code)

(852) 2537-3613

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 30, 2007, the Registrant announced that it will voluntarily delist its common shares from the American Stock Exchange on or about December 24, 2007. Upon the delisting from the American Stock Exchange becoming effective, the Registrant will be quoted on the Pink Sheets quotation system. Subsequently, the Registrant intends on filing a Form 15 with the Securities and Exchange Commission to terminate the registration of its common shares under the Securities Exchange Act of 1934. As a result of filing of the Form 15, the Registrant will not be required to file certain reports and forms with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K.

Item 9.01  Financial Statements and Exhibits

99.1	News Release dated November 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY MERCHANT GROUP, INC.

Per: /s/ Michael J. Smith

Michael J. Smith

Chief Executive Officer, Chief Financial Officer, President and Secretary

Chairman of the Board

Dated: November 30, 2007

CW1551854.1